EXHIBIT 10.1

SECOND AMENDMENT dated as of October 6, 2017 (this “Amendment”), to the Credit Agreement dated as of November 8, 2016, as amended as of March 17, 2017 (the  “Existing Credit Agreement”), among CWGS GROUP, LLC, a Delaware limited liability company (the “Borrower”), CWGS ENTERPRISES, LLC, a Delaware limited liability company (“Holdings”), the lenders party thereto (the “Existing Lenders”) and GOLDMAN SACHS BANK USA, as Administrative Agent (in such capacity, the “Administrative Agent”).

Capitalized terms used but not defined herein have the meanings assigned to them in the Existing Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”). The Existing Credit Agreement and the Amended Credit Agreement are sometimes collectively referred to as the “Credit Agreement”.

The Borrower has notified the Administrative Agent (which has made such notice available to the Existing Lenders) that it wishes (a) to obtain a Term Commitment Increase in the amount of $205,000,000 under the Credit Agreement (the Term Loans made pursuant to such Term Commitment Increase,  the “Incremental Term Loans”),  (b) to contribute part of the proceeds of the Incremental Term Loans to FreedomRoads Entities to finance or refinance acquisitions by such FreedomRoads Entities of recreational vehicle dealerships (the “RV Dealership Acquisitions”) and  (c) to amend the Existing Credit Agreement as set forth herein to (i) reduce the interest rate margins in respect of the Term Loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Amendment on the Second Amendment Effective Date (defined below) (the “Existing Term Loans”) and (ii) effect certain modifications to the Existing Credit Agreement, including modifications incidental to the establishment of the Incremental Term Loans.

The Borrower has requested that each Existing Lender holding an Existing Term Loan (each, an  “Existing Term Lender”) consent to the amendments set forth herein and each of the Existing Term Lenders  party hereto (each, a  “Consenting Term Lender”), constituting the Required Lenders, has agreed to amend the Existing Credit Agreement on the terms and subject to the conditions set forth herein. Each Non-Consenting Term Lender (as defined in Section 2(b)) will, upon the effectiveness of this Agreement on the Second Amendment Effective Date, be subject to the mandatory assignment provisions of Section 9.02(c) of the Credit Agreement, pursuant to which the interests, rights and obligations of the Non-Consenting Term Lenders will be assigned to and assumed by the Term Lenders (which may include Consenting Term Lenders) party hereto that have consented to such assignment and assumption (collectively, the “Increasing Term Lenders”) in accordance with Section 9.04(b) of the Existing Credit Agreement and Section 2(b) hereof.

The Borrower has requested that the Persons identified on Schedule II hereto (collectively, the “Incremental Term Lenders”) make the Incremental Term Loans to the Borrower on the Second Amendment Effective Date in an aggregate principal amount of $205,000,000, and the Incremental Term Lenders are willing to make the Incremental Term Loans on the terms and subject to the conditions set forth herein.

The Borrower has appointed Goldman Sachs Bank USA (“Goldman”) to act, and Goldman has agreed to act, as sole lead arranger and sole syndication agent (in such capacities, the “Arranger”), and has appointed Goldman and JPMorgan Chase Bank, N.A. to act, and Goldman and JPMorgan Chase Bank, N.A. have agreed to act, as joint bookrunners (in such capacities, together with the Arranger, the “Arrangers”), in each case in connection with the Incremental Term Loans and this Amendment.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendments to the Existing Credit Agreement.  The Existing Credit Agreement is hereby amended as follows:

(a)   The following definitions are hereby added in their appropriate alphabetical positions in Section 1.01 of the Existing Credit Agreement:

“Second Amendment” means the Second Amendment to this Agreement, dated as of October 6, 2017, among the Borrower, Holdings, the Lenders referred to therein (including the Incremental Term Lenders referred to therein) and the Administrative Agent.

“Second Amendment Effective Date” means October 6, 2017.

(b)   Clause (a) of the definition of “Applicable Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“(a) with respect to any Term Loan, (i) 2.00% per annum, in the case of an ABR Loan, or (ii) 3.00% per annum, in the case of a Eurocurrency Loan”

(c)   The definition of “Incremental Cap” in Section 1.01 of the Existing Credit Agreement is hereby amended to add the following immediately prior to the proviso therein:

“plus (c) the amount of the Term Commitment Increase incurred pursuant to the Second Amendment (it being understood that such Term Commitment Increase shall for all purposes be deemed to have been made in reliance on this clause (c) and may not be redesignated as utilization of the Incremental Incurrence Amount)”

(d)   The definition of “Non-Loan Party Investment Amount” in Section 1.01 of the Existing Credit Agreement is hereby amended to replace the “and” prior to “(b)” with “,” and to add the following at the end of such definition:

“and (c) any Investments made prior to the Second Amendment Effective Date that, but for this clause (c), would have utilized the Non-Loan Party Investment Amount”

(e)   The words “or the Second Amendment Effective Date” are inserted immediately following the words “or on the First Amendment Effective Date” wherever they appear in the definitions of “Incremental Base Amount” and “Refinancing/Repricing Transaction” and in Section 2.20(b).

(f)   Section 2.10(a) of the Existing Credit Agreement is hereby amended to read as follows:

“Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Term Borrowings on the last day of each March, June, September and December (commencing on December 31, 2017) in a principal amount equal to $2,366,372.80; provided that if any such date is not a Business Day, such payment shall be due on the next succeeding Business Day”

(g)   Section 3.14 of the Existing Credit Agreement is hereby amended by replacing each reference to “the Effective Date and the First Amendment Effective Date” therein with “the Effective Date, the First Amendment Effective Date and the Second Amendment Effective Date”.

(h)   Section 3.17 of the Existing Credit Agreement is hereby amended to read as follows:

“The Borrower will use the proceeds of (a) the Term Loans made on the Effective Date,  together with cash on hand of the Borrower, to finance the Transactions and to pay the Transaction Costs, (b) the Term Loans made on the First Amendment Effective Date to make contributions to FreedomRoads Entities to finance or refinance RV Dealership Acquisitions,  (c) the Term Loans made on the Second Amendment Effective Date to make contributions to FreedomRoads Entities to finance or refinance RV Dealership Acquisitions and to fund acquisitions, purchases of inventory and capital expenditures, in each case to the extent permitted under this Agreement, and (d) the Revolving Loans and Swingline Loans made after the Effective Date to fund working capital requirements and for other general corporate purposes.”

(i)   Section 5.10 of the Existing Credit Agreement is hereby amended to add the following as the new fifth sentence thereof:

“The Borrower will use the proceeds of the Term Loans made on the Second Amendment Effective Date to make contributions to FreedomRoads Entities to finance or refinance RV Dealership Acquisitions and to fund acquisitions, purchases of inventory and capital expenditures, in each case to the extent permitted under this Agreement.”

(j)   Section 6.04(i) of the Existing Credit Agreement is hereby amended to read as follows:

“(i) (i) Investments by Loan Parties in FreedomRoads Entities made prior to the Second Amendment Effective Date or using proceeds of the Second Amendment and (ii) other Investments in FreedomRoads Entities in an aggregate amount not greater than the greater of (x) $50,000,000 and (y) 18.0% of Consolidated EBITDA for the most recently ended Test Period, in each case to finance RV Dealership Acquisitions;”

SECTION 2.  Effect on Existing Term Lenders and Existing Term Loans.  (a)  Subject to the terms and conditions set forth herein and in the Credit Agreement,  each of the parties hereto agrees that, on the Second Amendment Effective Date,  (i) each Increasing Term Lender shall become, and each Consenting Term Lender that is not a Repayment/Reallocation Electing Lender shall continue to be, a “Term Lender” and a “Lender” under the Amended Credit Agreement and (ii) each Increasing Term Lender shall have, and each Consenting Term Lender that is not a Repayment/Reallocation Electing Lender shall continue to have, all the rights and obligations of a “Term Lender” and a “Lender” holding a Term Loan under the Amended Credit Agreement.

(b)   On the Second Amendment Effective Date, pursuant to Section 9.02(c) of the Existing Credit Agreement, each Non-Consenting Term Lender shall be deemed to have assigned and delegated its Existing Term Loans in an aggregate principal amount equal to the amount set forth opposite its name on Schedule I-A hereto, together with all its interests, rights and obligations under the Existing Credit Agreement in respect thereof, to the Increasing Lenders, and each Increasing Term Lender shall be deemed to have assumed and accepted a portion of the aggregate Existing Term Loans of the Non-Consenting Term Lenders in an aggregate principal amount equal to the amount set forth opposite its name on Schedule I-B hereto (such amount being, with respect to each Increasing Term Lender, its “Increasing Term Commitment”) (it being understood that the aggregate amount of all such Existing Term Loans so assigned and delegated is $1,428,150.15). Upon (i) payment to a Non-Consenting Term Lender (A) by the Increasing Term Lenders of the outstanding principal amount of such Non-Consenting Term Lender’s Existing Term Loans and accrued and unpaid interest thereon through but excluding the Second Amendment Effective Date and (B) by the Borrower of all other amounts payable to it as of the Second Amendment Effective Date under the Existing Credit Agreement in respect of its Existing Term Loans and other interests assigned by it under this Section 2(b) (including any amounts due under Section 2.11(g) of the Existing Credit Agreement that are payable to it as of the Second Amendment Effective Date), and (ii) the satisfaction of the conditions set forth in Section 9.04(b) of the Existing Credit Agreement (but without the requirement of any further action on the part of such Non-Consenting Term Lender), such Non-Consenting Term Lender shall cease to be a party to the Existing Credit Agreement with respect to the Existing Term Loans and its interests, rights and obligations in respect thereof shall be deemed assigned by it under this Section 2(b).    For purposes hereof, “Non-Consenting Term Lender” means any Existing Term Lender that shall not have executed and delivered to the Administrative Agent (or its counsel) an executed counterpart of this Amendment prior to 5:00 p.m., New York City time, on October 3, 2017, or such later date and time prior to the Second Amendment Effective Date as may be determined by the Administrative Agent (the “Consent Deadline”).

(c)   On the Second Amendment Effective Date, (i)  each Repayment/Reallocation Electing Term Lender (as defined below) shall be deemed to have assigned and delegated its Existing Term Loans, together with all its interests, rights and obligations under the Credit Agreement as a holder of its Existing Term Loans, to Goldman Sachs Bank USA, as assignee, and Goldman Sachs Bank USA shall be deemed to have purchased and assumed such Existing Term Loans and such interest, rights and obligations, at a purchase price equal to the outstanding principal amount of its Existing Term Loans plus all accrued interest thereon through but excluding the Second Amendment Effective Date (and Goldman Sachs Bank USA agrees to pay such purchase price to each Repayment/Reallocation Electing Term Lender on the Second Amendment Effective Date) (it being understood that the aggregate amount of all such Existing Term Loans so purchased and assumed is $7,446,237.47) and (ii) the Borrower shall pay to each Repayment/Reallocation Electing Term Lender all other amounts payable to such Repayment/Reallocation Electing Term Lender under the Credit Agreement as of the Second Amendment Effective Date.  Upon payment to any Repayment/Reallocation Electing Term Lender of the amounts set forth in clauses (i) and (ii) above, and without the requirement of any further action on the part of such Repayment/Reallocation Electing Term Lender, the Borrower, the Administrative Agent or any other Person, such Repayment/Reallocation Electing Term Lender shall cease to be a party to the Credit Agreement in its capacity as the holder of its Existing Term Loans.  For purposes hereof, “Repayment/Reallocation Electing Term Lender” means any Existing Term Lender that executes and delivers to the Administrative Agent (or its counsel) an executed counterpart of this Amendment prior to the Consent Deadline and indicates on such counterpart that it elects the Repayment/Reallocation Option.

SECTION 3.  Incremental Term Loans.    (a)  Subject to the terms and conditions set forth herein and in the Amended Credit Agreement, each Incremental Term Lender agrees, severally and not jointly, to make an Incremental Term Loan to the Borrower in a single drawing on the Second Amendment Effective Date in the principal amount set forth opposite such Incremental Term Lender’s name on Schedule II hereto (the commitment of each Incremental Term Lender to make such Incremental Term Loan being called its “Incremental Term Commitment”).  Amounts repaid in respect of Incremental Term Loans may not be reborrowed.

(b)   Except as provided herein, the terms of the Incremental Term Loans shall be identical to those of the Existing Term Loans (giving effect to the amendments provided for in Section 1).  In furtherance of the foregoing, pursuant to Section 2.20 of the Amended Credit Agreement, and effective as of the Second Amendment Effective Date, for all purposes of the Loan Documents,  (i) the Incremental Term Commitments shall constitute a Term Commitment Increase established, and the Incremental Term Loans made hereunder shall constitute an increase in the aggregate amount of the Existing Term Loans incurred, in accordance with Section 2.20 of the Amended Credit Agreement, (ii) the Incremental Term Commitments shall be “Commitments” under the Amended Credit Agreement, (iii) the Incremental Term Loans made pursuant to the Incremental Term Commitments shall be “Term Loans” under the Amended Credit Agreement and shall constitute Loans of the same Class as the Existing Term Loans, (iv) Borrowings of the Incremental Term Loans shall constitute “Term Loan Borrowings” under the Amended Credit Agreement, including for purposes of repayments due in respect of Term Loan Borrowings under Section 2.10 of the Amended Credit Agreement, and (v) each Incremental Term Lender shall be a “Lender” and a “Term Lender” under the Amended Credit Agreement, shall be a party to the Amended Credit Agreement as a Lender and a Term Lender, shall have all the rights and obligations of, and benefits accruing to, a Lender and a Term Lender under the Amended Credit Agreement and shall be bound by all agreements, acknowledgements and other obligations of a  Lender and a  Term Lender.  Without limiting the foregoing, the Incremental Term Loans made hereunder shall mature on the Term Maturity Date, shall participate in any mandatory or voluntary prepayments on a pro rata basis with the Existing Term Loans and, subject to paragraph (c) of this Section, shall bear interest at the rate specified in the Amended Credit Agreement as applicable to the Existing Term Loans.

(c)   It is the intent of the parties to this Amendment that all Incremental Term Loans made on the Second Amendment Effective Date be included in each outstanding Borrowing of Existing Term Loans on a pro rata basis.  In furtherance of the foregoing, and notwithstanding anything to the contrary in the Existing Credit Agreement, each of the parties hereto agrees that a portion of each Incremental Term Loan shall be allocated to each outstanding Borrowing of Existing Term Loans on a pro rata basis and that the interest rate applicable to each such Incremental Term Loan allocated to a Eurocurrency Borrowing for the remainder of the existing Interest Period applicable to such Borrowing shall equal the Adjusted LIBO Rate applicable on the Second Amendment Effective Date to the Existing Term Loans included in such Borrowing plus the Applicable Rate.  Subject to the proviso to Section 2.13(d) of the Existing Credit Agreement, accrued interest on the portion of the Incremental Term Loans included in each Borrowing of the Existing Term Loans pursuant to this paragraph (c) shall be payable in arrears on each Interest Payment Date applicable to such Borrowing; provided that, notwithstanding anything to the contrary above, any conversion or continuation of any Borrowing of Term Loans (including the Incremental Term Loans included therein), and the election of any Interest Period therefor, occurring prior to the end of any existing Interest Period applicable to such Borrowing as of the Second Amendment Effective Date shall be allocated ratably among the Lenders holding all Term Loans (including the Incremental Term Loans) included in such Borrowing.  It is acknowledged and agreed that each payment of interest on the Term Loans (including the Incremental Term Loans) shall be allocated by the Administrative Agent among the Existing Term Lenders and the Incremental Term Lenders in a manner that reflects the actual number of days of interest accrued on the outstanding principal amount of the Incremental Term Loans compared to the actual number of days of interest accrued on the outstanding principal amount of the Existing Term Loans.

(d)   The funding of the Incremental Term Loans to be made hereunder shall be made in the manner contemplated by Section 2.06 of the Credit Agreement.  Unless previously terminated, the Incremental Term Commitments shall terminate at 5:00 p.m., New York City time, on the Second Amendment Effective Date.

(e)   The Administrative Agent hereby consents to this Amendment and confirms that each Incremental Term Lender not already a Lender under the Existing Credit Agreement immediately prior to the Second Amendment Effective Date is acceptable to the Administrative Agent.

SECTION 4.  Fees.   The Borrower agrees to pay on the Second Amendment Effective Date to the Administrative Agent, for the account of each Incremental Term Lender and each Increasing Term Lender, a fee (the “Incremental/Increasing Fee”) in an amount equal to 0.25% of the amount of such Term Lender’s Incremental Term Commitment or Increasing Term Commitment, as applicable.  The foregoing fees shall be payable in immediately available funds and shall not be refundable.

SECTION 5.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, each of Holdings and the Borrower represents and warrants to the Lenders and the Incremental Term Lenders that, as of the Second Amendment Effective Date:

(a)   This Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrower and this Amendment and the Amended Credit Agreement each constitutes a legal, valid and binding obligation of each of Holdings and the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)   The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the Second Amendment Effective Date; provided that (i) to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date and (ii) any representation and warranty that is qualified by “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects on and as of the Second Amendment Effective Date or as of such earlier date, as the case may be.

(c)   On and as of the Second Amendment Effective Date, at the time of and immediately after giving effect to the incurrence of the Incremental Term Loans, no Default or Event of Default will have occurred and be continuing.

SECTION 6.  Effectiveness.  The effectiveness of this Amendment on the Second Amendment Effective Date is subject to the satisfaction of the following conditions precedent:

(a)   The Administrative Agent (or its counsel) shall have executed this Amendment and shall have received either (i) counterparts of this Amendment that, when taken together, bear the signatures of (A) Holdings, (B) the Borrower, (C) each Consenting Term Lender, (D) each Increasing Term Lender and (E) each Incremental Term Lender or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that each such party has signed a counterpart of this Amendment.

(b)   The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Lenders, the Incremental Term Lenders and the Issuing Banks and dated the Second Amendment Effective Date) of Kirkland & Ellis LLP, counsel for Holdings and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, covering such matters relating to the Borrower and Holdings, this Amendment and the transactions contemplated hereby as the Administrative Agent shall reasonably request.  Each of Holdings and the Borrower hereby requests such counsel to deliver such opinion.

(c)   The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel shall reasonably have requested relating to the organization, existence and good standing of the Borrower and Holdings, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Borrower and Holdings, the Loan Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel (and substantially consistent with the corresponding documents and certificates delivered by the Borrower and Holdings on the Effective Date).

(d)   The Administrative Agent shall have received a certificate, dated the Second Amendment Effective Date and signed on behalf of Holdings and the Borrower by a Responsible Officer of each such Loan Party, confirming the accuracy of the representations set forth in Section 5 hereof.

(e)   The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent (and substantially consistent with the corresponding certificate delivered by the Borrower on the Effective Date), certifying as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the transactions to occur on the Second Amendment Effective Date.

(f)   The Administrative Agent shall have received the Incremental/Increasing Fee and all other fees and other amounts previously agreed in writing by the Arrangers and the Borrower to be due and payable on or prior to the Second Amendment Effective Date, including reimbursement or payment of all reasonable and documented out‑of‑pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under this Amendment, the Existing Credit Agreement or any other Loan Document.

(g)   Each Loan Party shall have executed and delivered to the Administrative Agent a written instrument reasonably satisfactory to the Administrative Agent pursuant to which it consents to this Amendment and the Incremental Term Loans (if it is not a party hereto) and agrees that the Guarantee Agreement, the Collateral Agreement and the other Security Documents to which it is party will continue to apply in respect of the Amended Credit Agreement and the Guaranteed Obligations and Secured Obligations of such Loan Party (including the Incremental Term Loans).

(h)   The Administrative Agent shall have received evidence that each Non-Consenting Term Lender shall have received payment of an amount equal to the outstanding principal amount of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it under the Existing Credit Agreement (including pursuant to Section 2.11(g) thereof) in accordance with Section 9.02(c) of the Credit Agreement and Section 2(b) hereof.

(i)   The Administrative Agent shall have received a written Borrowing Request from the Borrower in respect of the Incremental Term Loans complying with the requirements in Section 2.03 of the Credit Agreement not later than 12:00 noon, New York City time, three Business Days before the Second Amendment Effective Date (or such later date as the Administrative Agent may agree).

(j)   The Administrative Agent and the Arranger shall have received, at least three days prior to the Second Amendment Effective Date, all documentation and other information related to the Loan Parties as shall have been requested in writing by the Administrative Agent or the Arranger that they shall have determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act.

SECTION 7.  Effect of Amendment.    (a)  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect, the rights and remedies of the Lenders, the Issuing Banks or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.

(b)   On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document, shall be deemed to be a reference to the Amended Credit Agreement.  This Amendment shall constitute a “Loan Document” and an “Incremental Term Facility Amendment” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8.  Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 9.   Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

SECTION 10.  Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CWGS GROUP, LLC, as the Borrower

By:	/s/ Marcus Lemonis
Name: Marcus Lemonis
Title: Chief Executive Officer

CWGS ENTERPRISES, LLC,

By:	/s/ Marcus Lemonis
Name: Marcus Lemonis
Title: Chief Executive Officer

GOLDMAN SACHS BANK USA, individually, as Administrative Agent, as a Consenting Term Lender, as an Increasing Term Lender and as an Incremental Term Lender

By:	/s/ Charles D. Johnson
Name: Charles D. Johnson
Title: Authorized Signatory

CONSENTING TERM LENDER SIGNATURE PAGE TO

THE SECOND AMENDMENT TO

THE CREDIT AGREEMENT DATED AS OF NOVEMBER 8, 2016

OF CWGS GROUP, LLC

Reference is made to (a) the Second Amendment (this “Amendment”), to the Credit Agreement dated as of November 8, 2016 (as amended by the First Amendment dated as of March 17, 2017), among CWGS Enterprises, LLC, a Delaware limited liability company, CWGS Group, LLC, a Delaware limited liability company, the lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent, and (b) the Memorandum to Lenders dated September 27, 2017, which permitted the existing Term Lenders that wish to consent to this Amendment to elect either the Rollover Option or the Repayment/Reallocation Option, in each case, as described therein.

The undersigned existing Term Lender hereby causes this Amendment to be duly executed by its authorized officer(s) as of the day and year first above written and hereby advises the Arranger that it elects the option specified below.

☐ ROLLOVER OPTION	☐ REPAYMENT/REALLOCATION OPTION

Name of Lender: _________________________

By:

Name:
Title:

For any Lender requiring a second signature block:

By:

Name:
Title:

SCHEDULE I

TERM LOANS OF NON-CONSENTING LENDERS

Schedule I-A – Non-Consenting Term Lenders

[On file with Administrative Agent]

Schedule I-B – Allocation of Existing Term Loans of Non-Consenting Lenders among Increasing Lenders

Lender	Increasing Term Commitment
Goldman Sachs Bank USA	$1,428,150.15
Total	$1,428,150.15

SCHEDULE II

INCREMENTAL TERM COMMITMENTS

Incremental Term Lender	Term Commitment Increase
Goldman Sachs Bank USA	$205,000,000
Total	$205,000,000